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                                                                    EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.
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                                                  Jurisdiction of
Company Name                                       Incorporation
------------                                      ---------------
Russ Berrie and Company South, Inc.                   Georgia
Russ Berrie and Company West, Inc.                    California
Russ Berrie and Company Chicago, Inc.                 Illinois
Russ Berrie and Company Investments, Inc.             New Jersey
Russ Berrie (U.K.) Limited                            England
Russ Berrie (Benelux) B.V.                            Holland
Tri Russ International (Hong Kong) Limited            Hong Kong
Amram's Distributing, Ltd.                            Canada
Papel/Freelance, Inc.                                 Pennsylvania
Fluf N' Stuf, Inc.                                    Pennsylvania
Papel/Freelance (U.K.) Ltd.                           England
Bright of America, Inc.                               West Virginia
Russ Berrie (Ireland) Limited                         Ireland
Cap Toys, Inc.                                        Ohio
Papel Freelance (Benelux) B.V.                        Holland
OddzOn Products, Inc.                                 California
Russ Berrie and Company Properties, Inc.              New Jersey
RUSSPLUS, Inc.                                        New Jersey
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